STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (“Agreement”), dated as of the 30 day of September, 2008, is entered by and between Cris Neely, having an address at 2835 NW 45th Street, Boca Raton, Florida 33434. (the “Purchaser”), Mondo Management Corp., a New York corporation (“Seller”), and Mondo Acquisition II, Inc., a Delaware corporation (the “Issuer”).

WITNESSETH THAT:

WHEREAS, Seller owns a total of 1,000,000 restricted shares of Common Stock of the Issuer, par value $.001 (the “Shares”); and

WHEREAS, Purchasers desire to purchase from Seller and Seller desires to sell to Purchasers the Shares on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and mutual covenants set forth below, the parties hereto agree as follows:

1. PURCHASE AND SALE OF SHARES

1.1 Purchase of Shares. On the date hereof and subject to the terms and conditions of this Agreement, the Seller shall issue, sell, assign, transfer, and deliver to Purchasers and Purchasers shall purchase, for the purchase price set forth in Section 1.3 hereof, the Shares at the closing provided for in Section 1.5 hereof (the “Closing”), free and clear of all liens, charges, or encumbrances of whatsoever nature.

1.2 Transfer of Title to the Shares. The sale, assignment, conveyance, transfer, and delivery by Seller of the Shares shall be made by delivering to the Purchasers duly endorsed stock certificate(s) representing 935,000 restricted shares of common stock of the Issuer.

1.3 Purchase Price. Concurrent with the delivery of the Stock Certificate, Purchasers shall deliver to Seller the purchase price of $14,375 and the Seller shall maintain its ownership of 65,000 shares of Common Stock of Mondo Acquisition II, Inc. (“Mondo Common Stock”) (the “Purchase Price”) for the Shares. The Purchase Price shall be paid to Seller at Closing. If the Issuer or any subsidiary thereof, as applicable, at any time within twenty four (24) months from the date hereof, sells or grants any option to purchase or sell or grant any right to reprice its securities, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Mondo Common Stock or Common Stock equivalents and/or sells, issues, grants or otherwise disposes of any Mondo Common Stock, to any person or entity not deemed an Exempt Issuance (as defined in this Section 1.3), entitling any person or entity to acquire shares of Mondo Common Stock, at an effective price per share less than $0.375 (the “Initial Price”) (such lower price, the “Base Share Price” and such issuances collectively, a “Dilutive Issuance”) (if the holder of the Mondo Common Stock or Common Stock equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Mondo Common Stock at an effective price per share which is less than $0.375, such issuance shall be deemed to have occurred for less than $0.375 on such date of the Dilutive Issuance”), then the Seller shall receive additional Mondo Common Stock equal to the difference between $0.375 and the Base Share Price multiplied by 65,000, and Purchaser shall immediately issue or cause such shares to be issued in the name of Seller and delivered to Seller at the following address, Sichenzia Ross Friedman Ference LLP 61 Broadway, New York, New York 10006. In the event of such a Dilutive Issuance, the Initial Price shall be re-set to the Base Share Price for the purpose of calculating the next subsequent Dilutive Issuance; and in the event of additional Dilutive Issuances, the Initial Price shall be re-set to such subsequent Base Share Prices. Such adjustment shall be made whenever such Mondo Common Stock or Common Stock equivalents are issued. The Purchaser shall notify the Seller in writing, no later than the business day following the issuance of any Mondo Common Stock or Common Stock Equivalents subject to this Section 1.3, indicating therein the applicable issuance price, or applicable resent price, exchange price, conversion price and other pricing terms (such notice the “Dilutive Issuance Notice”. For purposes of this Section 1.3, an “Exempt Issuance” shall mean the issuance of shares of Common Stock or options to (a) Abacus Investments Corp. (“Abacus”) or any employees, officers, or directors of Abacus or (b) Sanming Huajian Bio-Engineering, Ltd. (“Sanming”) or any employees, officers, or directors of Sanming.

1.4  Piggy-Back Registration Rights. If at any time after the date hereof until such the date that the Mondo Common Stock may be sold pursuant to Rule 144 without volume or manner of sale restrictions, the Issuer shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act), or their then equivalents (a “Registration Statement”), relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then the Issuer shall send a written notice of such determination to each holder of Mondo Common Stock (the “Holder”) and, if within ten calendar days after the date of delivery of such notice, any such Holder shall so request in writing, the Issuer shall include in such Registration Statement all or any part of the Mondo Common Stock as the Holder requests to be registered so long as such Mondo Common Stock are proposed to be disposed in the same manner as those securities set forth in the Registration Statement; provided, however, if the inclusion of Mondo Common Stock requested to be included in the Registration Statement would cause an adverse effect on the success of any such offering, based on market conditions or otherwise (an “Adverse Effect”), then the Issuer shall be required to include in such Registration Statement only that number of Mondo Common Stock to the extent that such inclusion shall not cause and Adverse Effect; provided, further, if such number of Mondo Common Stock is limited hereunder, any cutbacks of a Holder’s Mondo Common Stock shall be done on a pro rata basis among all Holders based on their respective number of shares to be registered hereunder. To the extent that all of the Mondo Common Stock are not included in the initial Registration Statement, the Holders shall have the right to request the inclusion of its Mondo Common Stock in subsequent Registration Statements until all such Mondo Common Stock have been registered in accordance with the terms hereof. If the offering in which the Mondo Common Stock is being included in a Registration Statement is a firm commitment underwritten offering, unless otherwise agreed by the Issuer, the Holder shall sell its Mondo Common Stock in such offering using the same underwriters and, subject to the provisions hereof, on the same terms and conditions as the other shares of Common Stock that are included in such underwritten offering. The Issuer shall use its best efforts to cause any Registration Statement to be declared effective by the Commission as promptly as is possible following it being filed with the Commission and to remain effective until all Mondo Common Stock subject thereto have been sold or may be sold without volume or manner of sale restrictions. All fees and expenses incident to the performance of or compliance with this Section 1.4 by the Issuer shall be borne by the Issuer whether or not any Mondo Common Stock are sold pursuant to the Registration Statement. The Issuer shall indemnify and hold harmless the Holder, the officers, directors, members, partners, agents, brokers, investment advisors and employees of each of them, each person who controls the Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), and the officers, directors, members, shareholders, partners, agents and employees of each such controlling person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, the “Losses”), as incurred, arising out of or relating to (i) any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus included therein or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading or (ii) any violation or alleged violation by the Issuer of the Securities Act, the Exchange Act or any state securities law, or any rule or regulation thereunder, in connection with the performance of its obligations under this Section 1.4, except to the extent, but only to the extent, that such untrue statements or omissions referred to in (i) above are based solely upon information regarding the Holder furnished in writing to the Issuer by the Holder expressly for use therein, or (ii) to the extent that such information relates to such Holder’s proposed method of distribution of Mondo Common Stock and was reviewed and expressly approved in writing by such Holder expressly for use in a Registration Statement, the prospectus included therein or in any amendment or supplement thereto. The rights of the Holder under this Section 1.4 shall survive until all Mondo Common Stock have been either registered under a Registration Statement or been sold pursuant to an exemption to the registration requirements of the Securities Act. Each Holder shall, severally and not jointly, indemnify and hold harmless the Issuer, its directors, officers, agents and employees, each Person who controls the Issuer (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, to the extent arising out of or based solely upon: (x) such Holder’s failure to comply with the prospectus delivery requirements of the Securities Act or (y) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any prospectus included therein, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading (i) to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such Holder to the Issuer specifically for inclusion in such Registration Statement or (ii) to the extent that such information relates to such Holder’s proposed method of distribution of Mondo Common Stock and was reviewed and expressly approved in writing by such Holder expressly for use in a Registration Statement, the prospectus included therein or in any amendment or supplement thereto. In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Mondo Common Stock giving rise to such indemnification obligation.

1.5 Closing.  The Closing of the transactions provided for in this Agreement shall take place on or before September 30, 2008 (the “Closing Date”) at 61 Broadway, 32nd Floor, New York, New York, 10006.

2. RELATED TRANSACTIONS

2.1 Finder. There are no finders with respect to the transaction contemplated herein.

3. REPRESENTATIONS AND WARRANTIES BY THE SELLER, PURCHASER AND ISSUER

3.1 The Seller hereby represents and warrants to Purchasers as follows:

(a) The Seller is a corporation duly organized, validly existing, and in good standing under the laws of the state of Delaware, and is qualified in no other state.

(b) This Agreement and any other agreement executed by Seller in connection herewith have been duly executed and delivered by it and constitute the valid, binding and enforceable obligation of Seller, subject to the applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and rights of stockholders.

(c) Seller has full power and authority to sell and transfer the Shares to Purchaser without obtaining the waiver, consent, order or approval of (i) any state or federal governmental authority or (ii) any third party or other person including, but not limited to, other stockholders of the Issuer.

(d) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will constitute a violation or default under any term or provision of the Certificate of Incorporation or By-Laws of the Seller, or of any contract, commitment, indenture, other agreement or restriction of any kind or character to which the Seller is a party to or by which the Seller is bound.

  3.2 The Issuer hereby represents and warrants to the Purchasers as follows:

(a) The Issuer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and the Issuer shall provide to Purchaser on the Closing Date a Certificate of Good Standing from the Secretary of State of Delaware. The Issuer has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a material adverse effect on the Issuer. The Issuer is not in violation of any of the provisions of its certificate of incorporation or by-laws. No consent, approval or agreement of any individual or entity is required to be obtained by the Issuer in connection with the execution and performance by the Issuer of this Agreement or the execution and performance by the Issuer of any agreements, instruments or other obligations entered into in connection with this Agreement. The Issuer has no subsidiary, and it does not have any equity investment or other interest, direct or indirect, in, or any outstanding loans, advances or guarantees to or on behalf of, any domestic or foreign individual or entity.

(b)  To the best of Issuer’s knowledge, the authorized capital stock of the Issuer consists of 40,000,000 shares of common stock, 1,000,000 of which are validly issued and outstanding, fully paid and non-assessable and 10,000,000 shares of preferred stock, none of which are issued and outstanding, as set forth in the Issuer’s 10-Q for the quarter ended June 30, 2008. The Purchaser acknowledges that these Shares being acquired from the Seller are restricted securities as that term is defined in Rule 144 of the Securities Act of 1933, as amended (the “Act”).

(c)  Other than as otherwise described herein, the Issuer is not a party to any agreement or understanding pursuant to which any securities of any class of capital stock are to be issued or created or transferred. The Issuer has not acquired any shares of Common Stock, and has no formal or informal agreements or understandings pursuant to which it can or will acquire any shares of Issuer Common Stock. The Issuer nor any officer, director or 5% stockholder of the Issuer has any agreements, plans, understandings or proposals, whether formal or informal or whether oral or in writing, pursuant to which it granted or may have issued or granted any individual or entity any convertible security or any interest in the Issuer or the Issuer’s earnings or profits, however defined. As used in this Agreement, the term “Convertible Securities” shall mean any options, rights, warrants, convertible debt, equity securities or other instrument or agreement upon the exercise or conversion of which or upon the exchange of which or pursuant to the terms of which additional shares of any class of capital stock of the Issuer may be issued.

(d)  There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the Issuer’s best knowledge, threatened against the Issuer or any of its properties or any of its officers or directors (in their capacities as such). There is no judgment, decree or order against the Issuer that could prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement. The term “Best Knowledge” of the Issuer shall mean and include (i) actual knowledge and (ii) that knowledge which a prudent businessperson would reasonably have obtained in the management of such Person’s business affairs after making due inquiry and exercising the due diligence which a prudent businessperson should have made or exercised, as applicable, with respect thereto. Actual or imputed knowledge of any director or officer or Seller shall be deemed to be knowledge of the Issuer.

(e)  There are no material claims, actions, suits, proceedings, inquiries, labor disputes or investigations (whether or not purportedly on behalf of the Issuer) pending or, to the Issuer’s Best Knowledge, threatened against the Issuer or any of its assets, at law or in equity or by or before any governmental entity or in arbitration or mediation. No bankruptcy, receivership or debtor relief proceedings are pending or, to the best of the Issuer’s knowledge, threatened against the Issuer.

(f)  The Issuer has complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state, local or foreign laws, judgment, decree, injunction or order, applicable to it, the conduct of its business, or the ownership or operation of its business. References in this Agreement to “Laws” shall refer to any laws, rules or regulations of any federal, state or local government or any governmental or quasi-governmental agency, bureau, commission, instrumentality or judicial body (including, without limitation, any federal or state securities law, regulation, rule or administrative order).

(g) The Issuer has properly filed all tax returns (if any) required to be filed and has paid all taxes shown thereon to be due. To the Best Knowledge of the Issuer, all tax returns previously filed are true and correct in all material respects.

(h) The Issuer has no outstanding liabilities or obligations to any party except as reflected on the Issuer’s Form 10-Q for the quarter ended June 30, 2008, other than charges since such date similar to those incurred in past periods and consistent with past practice, all of which will be discharged prior to or at the Closing so that, at the Closing, the Issuer will have no direct, contingent or other obligations of any kind or any commitment or contractual obligations of any kind and description.

(i) All of the business and financial transactions of the Issuer have been fully and properly reflected in the books and records of the Issuer in all material respects and in accordance with US generally accepted accounting principles consistently applied.

(j) The Issuer is current with its reporting obligations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). None of the Issuer’s filings made pursuant to the Exchange Act (collectively, the “Issuer SEC Documents”) contain any misstatements of material fact or omit to state a material fact necessary to make the statements made therein not misleading. The Issuer SEC Documents, as of their respective dates, complied in all material respects with the requirements of the Exchange Act, and the rules and regulations of the Commission thereunder, and are available on the Commission’s EDGAR system. The financial statements included in the Issuer SEC Documents present and reflect, in accordance with generally accepted accounting principles, consistently applied, the financial condition of the Issuer on the balance sheet dates and the results of its operations, cash flows and changes in stockholders’ equity for the periods then ended in accordance with US generally accepted accounting principles, consistently applied. The accountants who audited the Issuer’s financial statements are independent, within the meaning of the Securities Act and are a member of the PCAOB. There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Issuer, from that set forth in the Issuer’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008.

(k) The execution and delivery of this Agreement by the Issuer and the consummation of the transactions contemplated by this Agreement will not result in any material violation of the Issuer’s certificate of incorporation or by-laws.

(l) All representations, covenants and warranties of the Issuer and Sellers contained in this Agreement shall be true and correct on and as of the Closing date with the same effect as though the same had been made on and as of such date.

(m) The Issuer has the corporate power, authority and capacity to carry on its business as presently conducted.

3.3 Each Purchaser, individually and not jointly, represents and warrants to Seller and Issuer as follows:

(a) Purchaser understands that the Shares have not been registered with the United States Securities and Exchange Commission or any state or foreign securities agencies.

(b) Purchaser has the requisite competence and authority to execute and deliver this Agreement and any other agreements and undertakings referenced herein, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement and any other agreements executed by Purchaser in connection herewith have been duly executed and delivered by it and constitute the valid, binding and enforceable obligation of Purchaser, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and the rights of stockholders.

(c) The Purchaser has consulted its own independent counsel and tax advisor regarding the transactions described herein. Purchaser is capable of evaluating the merits and risks of its investment in the Issuer and has the capacity to protect its interests. Purchaser acknowledges that it must bear the economic risk of this investment indefinitely, unless the Shares are subsequently registered pursuant to the Securities Act of 1933, as amended (the “Act”), or an exemption from registration is available. Purchaser understands that the Issuer has no present intention of registering the Shares.

(d) Purchaser is not an underwriter and is acquiring the Seller’s Shares for Purchaser’s own account for investment only and not with a view towards distribution thereof within the meaning of the Act, the state securities laws and any other applicable laws.

(e) Purchaser has the capacity to protect its interests in connection with the transactions contemplated hereby as a result of its business or financial expertise.

(f) Reserved.

(g) To the extent that any federal, and/or state securities laws shall require, the Purchaser hereby agrees that any Shares acquired pursuant to this Agreement shall be without preference as to assets.

(h) Neither the Issuer nor the Seller is under an obligation to register or seek an exemption under any federal, state or foreign securities acts for any stock of the Issuer or to cause or permit such stock to be transferred in the absence of any registration or exemption and that the Purchaser herein must hold such stock indefinitely unless such stock is subsequently registered under any federal and/or state securities acts or an exemption from registration is available.

(i) The Purchaser has had the opportunity to ask questions of the Issuer and the Seller and receive additional information from the Issuer and the Seller to the extent that the Issuer and the Seller possessed such information or could acquire it without unreasonable effort or expense necessary to evaluate the merits and risks of any investment in the Issuer. Further, the Purchaser has been given or has had access to: (1) all material books and records of the Issuer; (2) all material contracts and documents relating to the Issuer and this proposed transaction; and (3) an opportunity to question the Seller and the appropriate executive officers of the Issuer.

(j) The Purchaser understands that the Certificates representing the Shares delivered pursuant to this Agreement are subject to certain trading restrictions imposed under Rule 144 of the Act or Regulation S promulgated under the Act are applicable to the Shares.

4. SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

4.1 Survival of Representations. All representations, warranties, and agreements made by any party in this Agreement or pursuant hereto shall survive the execution and delivery hereof and any investigation at any time made by or on behalf of any party for a period not to exceed 180 days.

4.2 Indemnification. The Seller agrees to indemnify the Purchaser, and hold it harmless from and in respect of any assessment, loss, damage, liability, cost and expense (including, without limitation, interest, penalties, and reasonable attorneys’ fees) up to $14,375.00 in the aggregate, imposed upon or incurred by the Purchasers resulting from a breach of any agreement, representation, or warranty of the Seller if the claim is brought within six (6) months of Closing. Assertion by the Purchasers to their right to indemnification under this Section 4.2 shall not preclude assertion by the Purchasers of any other rights or the seeking of any other remedies against the Seller.

5. MISCELLANEOUS

5.1  Expenses. All fees and expenses incurred by the Purchasers and Seller in connection with the transactions contemplated by this Agreement shall be borne by the respective parties hereto.

5.2 Further Assurances. From time to time, at the Purchasers Agent request and without further consideration, the Seller, will execute and transfer such documents and will take such action as the Purchasers may reasonably request in order to effectively consummate the transactions contemplated herein.

5.3 Parties in Interest. All the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of, and shall be enforceable by the prospective heirs, beneficiaries, representatives, successors and assigns of the parties hereto.
5.4 Resignation as Officer/Director.

On the Closing Date:
(a)  Each of the directors and officers of Issuer shall have resigned as directors and/or officers of Issuer; and

(b)  Cris Neely shall be appointed as the sole director of the Board of Directors.

5.5 Prior Agreements; Amendments. This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof. This Agreement shall not be amended except by a writing signed by both parties or their respective successors or assigns.

5.6 Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretations of this Agreement.

5.7 Governing Law. The situs of this Agreement is New York, New York, and for all purposes this Agreement will be governed exclusively by and construed and enforced in accordance with the laws and Courts prevailing in the state of New York.

5.8 Notices. All notices, requests, demands, and other communication hereunder shall be in writing and shall be deemed to have been duly given if delivered or mailed (registered or certified mail, postage prepaid, return receipt requested) as follows:

If to the Seller:
Mondo Management Corp.
61 Broadway, 32nd Floor
New York, New York, 10006
Attn: Darrin Ocasio, Esq.

If to the Purchasers:
Cris Neely
2835 NW 45th Street
Boca Raton, Florida 33434
If to the Issuer:

Mondo Acquisition II, Inc.
61 Broadway, 32nd Floor
New York, New York, 10006
Attn: Darrin Ocasio, Esq.

5.9 Effect. In the event any portion of this Agreement is deemed to be null and void under any state, provincial, or federal law, all other portions and provisions not deemed void or voidable shall be given full force and effect.

5.10 Counterparts. This Agreement may be executed in one or more counterparts and by transmission of a facsimile or digital image containing the signature of an authorized person, each of which shall be deemed and accepted as an original, and all of which together shall constitute a single instrument. Each party represents and warrants that the person executing on behalf of such party has been duly authorized to execute this Agreement.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the Seller, the Purchaser and the Issuer on the date first written above.

* * * * * * * * *
(signature page follows)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

SELLER:

Mondo Management Corp.

By: __________________________

Its: __________________________

 ISSUER:

Mondo Acquisition II, Inc.

By: ____________________________

Its: ____________________________

PURCHASERS:

Cris Neely.

By: ____________________________

An individual